Exhibit 10(c)

The CORPORATEplan for RetirementSM

EXECUTIVE PLAN

BASIC PLAN DOCUMENT

IMPORTANT NOTE

This document has not been approved by the Department of Labor, the Internal Revenue Service or any other governmental entity. An Adopting Employer must determine whether the plan is subject to the Federal securities laws and the securities laws of the various states. An Adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” under the Employee Retirement Income Security Act with respect to the Employer’s particular situation. Fidelity Management Trust Company, its affiliates and employees cannot and do not provide legal or tax advice in connection with this document. This document does not constitute legal or tax advice and is not intended or written to be used, and it cannot be used by any taxpayer, for the purposes of avoiding penalties that may be imposed on the taxpayer. This document should be reviewed by the Employer’s attorney prior to adoption.

CORPORATEplan for Retirement EXECUTIVE

BASIC PLAN DOCUMENT

ARTICLE 1
ADOPTION AGREEMENT
ARTICLE 2
DEFINITIONS
2.01 - Definitions
ARTICLE 3
PARTICIPATION
3.01 - Date of Participation
3.02 - Resumption of Participation Following Re employment
3.03 - Cessation or Resumption of Participation Following a Change in Status
ARTICLE 4
CONTRIBUTIONS
4.01 - Deferral Contributions
4.02 - Matching Contributions
4.03 - Employer Contributions
4.04 - Time of Making Contributions
ARTICLE 5
PARTICIPANTS’ ACCOUNTS
5.01 - Individual Accounts
ARTICLE 6
INVESTMENT OF CONTRIBUTIONS
6.01 - Manner of Investment
6.02 - Investment Decisions
ARTICLE 7
RIGHT TO BENEFITS
7.01 - Normal or Early Retirement
7.02 - Death
7.03 - Other Termination of Employment
7.04 - Separate Account
7.05 - Forfeitures
7.06 - Adjustment for Investment Experience
7.07 - Unforeseeable Emergency Withdrawals
7.08 - Change in Control
ARTICLE 8
DISTRIBUTION OF BENEFITS PAYABLE AFTER TERMINATION OF SERVICE
8.01 - Distribution of Benefits to Participants and Beneficiaries
8.02 - Determination of Method of Distribution
8.03 - Notice to Trustee
8.04 - Time of Distribution
ARTICLE 9

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AMENDMENT AND TERMINATION
9.01 - Amendment by Employer
9.02 - Retroactive Amendments
9.03 - Termination
9.04 - Distribution Upon Termination of the Plan
ARTICLE 10
MISCELLANEOUS
10.01 - Communication to Participants
10.02 - Limitation of Rights
10.03 - Nonalienability of Benefits
10.04 - Facility of Payment
10.05 - Information between Employer and Trustee
10.06 - Notices
10.07 - Governing Law
ARTICLE 11
PLAN ADMINISTRATION
11.01 - Powers and responsibilities of the Administrator
11.02 - Nondiscriminatory Exercise of Authority
11.03 - Claims and Review Procedures

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PREAMBLE

It is the intention of the Employer to establish herein an unfunded plan maintained solely for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in ERISA.

Article 1. Adoption Agreement.

Article 2. Definitions.

2.01. Definitions.

(a) Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

(1) “Account” means an account established on the books of the Employer for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains or losses included thereon.

(2) “Administrator” means the Employer adopting this Plan, or other person designated by the Employer in Section 1.01(b).

(3) “Adoption Agreement” means Article 1, under which the Employer establishes and adopts or amends the Plan and designates the optional provisions selected by the Employer. The provisions of the Adoption Agreement shall be an integral part of the Plan.

(4) “Beneficiary” means the person or persons entitled under Section 7.02 to receive benefits under the Plan upon the death of a Participant.

(5) “Bonus” means any performance-based Compensation based on services performed for the Employer over a period of at least 12 months.

(6) “Change of Control” means a change in the ownership or effective control of the Employer, or a substantial portion of the Employer’s assets as defined in the regulations under Code Section 409A.

(7) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(8) “Compensation” means for purposes of Article 4 (Contributions) wages as defined in Section 3401(a) of the Code and all other payments of compensation to an employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the employee a written statement under Section 6041(d) and 6051(a)(3) of the Code, excluding any items elected by the Employer in Section 1.04, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are not includable in the gross income of the Participant under a salary reduction agreement by reason of the application of Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code. Compensation shall be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Compensation shall also include amounts deferred pursuant to an election under Section 4.01. In the case of any Self-Employed Individual or an Owner-Employee, Compensation means the Self-Employed Individual’s Earned Income.

(9) “Earned Income” means the net earnings of a Self-Employed Individual derived from the trade or business with respect to which the Plan is established and for which the personal services of such individual are a material income-providing factor, excluding any items not included in gross income and the deductions allocated to such items, except that for taxable years beginning after December 31, 1989 net earnings shall be determined with regard to the deduction allowed under Section 164(f) of the Code, to the extent applicable to the Employer. Net earnings shall be reduced by contributions of the Employer to any qualified plan, to the extent a deduction is allowed to the Employer for such contributions under Section 404 of the Code.

(10) “Employee” means any employee of the Employer, Self-Employed Individual or Owner-Employee.

(11) “Employer” means the employer named in Section 1.02(a) and any Related Employers designated in Section 1.02(b).

(12) “Employment Commencement Date” means the date on which the Employee first performs an Hour of Service.

(13) “Entry Date” means the date(s) designated in Section 1.03(b).

(14) “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

(15) “Fund Share” means the share, unit, or other evidence of ownership in a Permissible Investment.

(16) “Hour of Service” means, with respect to any Employee,

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(A) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Employer or a Related Employer, each such hour to be credited to the Employee for the computation period in which the duties were performed;

(B) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or Related Employer (including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employ-ment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Employee for the Eligibility Computation Period in which such period of time occurs, subject to the following rules:

(i) No more than 501 Hours of Service shall be credited under this paragraph (B) on account of any single continuous period during which the Employee performs no duties;  (ii) Hours of Service shall not be credited under this paragraph (B) for a payment which solely reimburses the Employee for medically-related expenses, or which is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws; and

(iii) If the period during which the Employee performs no duties falls within two or more computation periods and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such computation periods on any reasonable basis consistently applied with respect to similarly situated Employees; and

(C) Each hour not counted under paragraph (A) or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by the Employer or a Related Employer, each such hour to be credited to the Employee for the computation period to which the award or agreement pertains rather than the computation period in which the award agreement or payment is made.

For purposes of determining Hours of Service, Employees of the Employer and of all Related Employers will be treated as employed by a single employer. For purposes of paragraphs (B) and (C) above, Hours of Service will be calculated in accordance with the provisions of Section 2530.200b-2(b) of the Department of Labor regulations, which are incorporated herein by reference.

Solely for purposes of determining whether a break in service for participation purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service which would otherwise been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

(17) “Key Employee” means a Participant who is key employee pursuant to Code Section 416(i), without regard to paragraph (5) thereof. A Participant will not be considered a Key Employee unless the Employer is a corporation which has any of its stock publicly traded according to Code Section 409A and regulations thereunder.

(18) “Normal Retirement Age” means the normal retirement age specified in Section 1.07(f) of the Adoption Agreement.

(19) “Owner-Employee” means, if the Employer is a sole proprietorship, the individual who is the sole proprietor, or, if the Employer is a partnership, a partner who owns more than 10 percent of either the capital interest or the profits interest of the partnership.

(20) “Participant” means any Employee who participates in the Plan in accordance with Article 3 hereof.

 (21) “Permissible Investment” means the investments specified by the Employer as available for investment of assets of the Trust and agreed to by the Trustee. The Permissible Investments under the Plan shall be listed in the Service Agreement.

(22) “Plan” means the plan established by the Employer as set forth herein as a new plan or as an amendment to an existing plan, by executing the Adoption Agreement, together with any and all amendments hereto.

(23) “Plan Year” means the 12-consecutive-month period designated by the Employer in Section 1.01(c).

(24) “Related Employer” means any employer other than the Employer named in Section 1.02(a), if the Employer and such other employer are members of a controlled group of corporations (as defined in Section 414(b) of the Code) or an affiliated service group (as defined in Section 414(m)), or are trades or businesses (whether or not incorporated) which

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are under common control (as defined in Section 414(c)), or such other employer is required to be aggregated with the Employer pursuant to regulations issued under Section 414(o).

(25) “Self-Employed Individual” means an individual who has Earned Income for the taxable year from the Employer or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

(26) “Service Agreement” means the agreement between the Employer and Trustee regarding the arrangement between the parties for recordkeeping services with respect to the Plan.

(27) “Trust” means the trust created by the Employer.

(28) “Trust Agreement” means the agreement between the Employer and the Trustee, as set forth in a separate agreement, under which assets are held, administered, and managed subject to the claims of the Employer’s creditors in the event of the Employer’s insolvency, until paid to Plan Participants and their Beneficiaries as specified in the Plan.

(29) “Trust Fund” means the property held in the Trust by the Trustee.

(30) “Trustee” means the corporation or individual(s) appointed by the Employer to administer the Trust in accordance with the Trust Agreement.

(31) “Years of Service for Vesting” means, with respect to any Employee, the number of whole years of his periods of service with the Employer or a Related Employer (the elapsed time method to compute vesting service), subject to any exclusions elected by the Employer in Section 1.07(c). An Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s Employment Commencement Date and ending on the date a break in service begins, unless any such years are excluded by Section 1.07(c). An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

In the case of a Participant who has 5 consecutive 1-year breaks in service, all years of service after such breaks in service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Employer-derived account balance that accrues after such breaks. Both accounts will share in the earnings and losses of the fund.

In the case of a Participant who does not have 5 consecutive 1-year breaks in service, both the pre-break and post-break service will count in vesting both the pre-break and post-break employer-derived account balance. A break in service is a period of severance of at least 12 consecutive months. Period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

If the Plan maintained by the Employer is the plan of a predecessor employer, an Employee’s Years of Service for Vesting shall include years of service with such predecessor employer. In any case in which the Plan maintained by the Employer is not the plan maintained by a predecessor employer, service for such predecessor shall be treated as service for the Employer to the extent provided in Section 1.08.

(b) Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise.

Article 3. Participation.

3.01. Date of Participation. An eligible Employee (as set forth in Section 1.03(a)) who has filed an election pursuant to Section 4.01 will become a Participant in the Plan on the first Entry Date coincident with or following the date on which such election would otherwise become effective, as determined under Section4.01.

3.02. Resumption of Participation Following Reemployment. If a Participant ceases to be an Employee and thereafter returns to the employ of the Employer he will again become a Participant as of an Entry Date following the date on which he completes an Hour of Service for the Employer following his re employment, if he is an eligible Employee as defined in Section 1.03(a), and has filed an election pursuant to Section 4.01.

3.03. Cessation or Resumption of Participation Following a Change in Status. If any Participant continues in the employ of the Employer or Related Employer but ceases to be an eligible Employee as defined in Section 1.03(a), the individual shall continue to be a Participant until the entire amount of his benefit is distributed; however, the individual

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shall not be entitled to make Deferral Contributions or receive an allocation of Matching or Employer Contributions during the period that he is not an eligible Employee. Such Participant shall continue to receive credit for service completed during the period for purposes of determining his vested interest in his Accounts. In the event that the individual subsequently again becomes an eligible Employee, the individual shall resume full participation in accordance with Section 3.01.

Article 4. Contributions.

4.01. Deferral Contributions. Each Participant may elect to execute a salary reduction agreement with the Employer to reduce his Compensation by a specified percentage, not exceeding the percentage set forth in Section 1.05(a) and equal to a whole number multiple of one (1) percent, per payroll period, subject to any election regarding Bonuses, as set out in Subsection 1.05(a)(2). Such agreement shall become effective on the first day of the period as set forth in the Participant’s election. The election will be effective to defer compensation relating to all services performed in a calendar year subsequent to the filing of such an election, subject to any election regarding Bonuses, as set out in Subsection 1.05(a)(2). An election once made will remain in effect until a new election is made; provided, however that such an election choosing a distribution date pursuant to 1.06(b)(1)(B) will only be effective for the Plan Year indicated. A new election will be effective as of the first day of the following calendar year and will apply only to Compensation payable with respect to services rendered after such date, except that a separate election made pursuant to Section 1.05(a)(2) will be effective immediately if made no later than 6 months before the end of the period during which the services on which the Bonus is based are performed. If the Employer has selected 1.05(a)(2), no amount will be deducted from Bonuses unless the Participant has made a separate election. Amounts credited to a Participant’s account prior to the effective date of any new election will not be affected and will be paid in accordance with that prior election. The Employer shall credit an amount to the account maintained on behalf of the Participant corresponding to the amount of said reduction. Under no circumstances may a salary reduction agreement be adopted retroactively. To the extent permitted in regulations under Code Section 409A, a Participant may revoke a salary reduction agreement for a calendar year during that year, provided, however, that such revocation shall apply only to Compensation not yet earned. In that event, the Participant shall be precluded from electing to defer future Compensation hereunder during the calendar year to which the revocation applies. Notwithstanding the above, in the calendar year in which the Plan first becomes effective or in the year in which the Participant first becomes eligible to participate, an election to defer compensation may be made within 30 days after the Participant is first eligible or the Plan is first effective, which election shall be effective with respect to Compensation payable with respect to services rendered after the date of the election.

4.02. Matching Contributions. If so provided by the Employer in Section 1.05(b), the Employer shall make a “Matching Contribution” to be credited to the account maintained on behalf of each Participant who had “Deferral Contributions” pursuant to Section 4.01 made on his behalf during the year and who meets the requirement, if any, of Section 1.05(b)(3). The amount of the “Matching Contribution” shall be determined in accordance with Section 1.05(b).

4.03. Employer Contributions. If so provided by the Employer in Section 1.05(c)(1), the Employer shall make an “Employer Contribution” to be credited to the account maintained on behalf of each Participant who meets the requirement, if any, of Section 1.05(c)(3) in the amount required by Section 1.05(c)(1). If so provided by the Employer in Section 1.05(c)(2), the Employer may make an “Employer Contribution” to be credited to the account maintained on behalf of any Participant in such an amount as the Employer, in its sole discretion, shall determine. In making “Employer Contributions” pursuant to Section 1.05(c)(2), the Employer shall not be required to treat all Participants in the same manner in determining such contributions and may determine the “Employer Contribution” of any Participant to be zero.

4.04. Time of Making Contributions. The Employer shall remit contributions deemed made hereunder to the Trust as soon as practicable after such contributions are deemed made under the terms of the Plan.

Article 5. Participants’ Accounts.

5.01. Individual Accounts. The Administrator will establish and maintain an Account for each Participant, which will reflect Matching, Employer and Deferral Contributions credited to the Account on behalf of the Participant and earnings, expenses, gains and losses credited thereto, and deemed investments made with amounts in the Participant’s Account. The Administrator will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan. Participants will be furnished statements of their Account values at least once each Plan Year. The Administrator shall provide the Trustee with information on the amount credited to the separate account of each Participant maintained by the Administrator in its records.

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Article 6. Investment of Contributions.

6.01. Manner of Investment. All amounts credited to the Accounts of Participants shall be treated as though invested and reinvested only in eligible investments selected by the Employer in the Service Agreement.

6.02. Investment Decisions. Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed by the Employer or by each Participant, or both, in accordance with the Employer’s election in Section 1.11(a).

(a) All dividends, interest, gains and distributions of any nature that would be earned in respect of Fund Shares in which the Account is treated as investing shall be credited to the Account as though reinvested in additional shares of that Permissible Investment.

(b) Expenses that would be attributable to the acquisition of investments shall be charged to the Account of the Participant for which such investment is treated as having been made.

Article 7. Right to Benefits.

7.01. Normal or Early Retirement. If provided by the Employer in Section 1.07(e), each Participant who attains his Normal Retirement Age or Early Retirement Age will have a nonforfeitable interest in his Account in accordance with the vesting schedule(s) elected in Section 1.07. If a Participant retires on or after attainment of Normal or Early Retirement Age, such retirement is referred to as a normal retirement. On or after his normal retirement, the balance of the Participant’s Account, plus any amounts thereafter credited to his Account, subject to the provisions of Section 7.06, will be distributed to him in accordance with Article 8.

If provided by the Employer in Section 1.07, a Participant who separates from service before satisfying the age requirements for early retirement, but has satisfied the service requirement will be entitled to the distribution of his Account, subject to the provisions of Section 7.06, in accordance with Article 8, upon satisfaction of such age requirement.

7.02. Death. If a Participant dies before the distribution of his Account has commenced, or before such distribution has been completed, his Account shall become vested in accordance with the vesting schedule(s) elected in Section 1.07 and his designated Beneficiary or Beneficiaries will be entitled to receive the balance or remaining balance of his Account, plus any amounts thereafter credited to his Account, subject to the provisions of Section 7.06. Distribution to the Beneficiary or Beneficiaries will be made in accordance with Article 8. A distribution to a beneficiary of a Key Employee is not considered to be a distribution to a Key Employee for purposes of Sections 1.06 and 7.08.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries, by giving notice to the Administrator on a form designated by the Administrator. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form.

A copy of the death certificate or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary’s estate.

7.03. Other Termination of Employment. If provided by the Employer in Section 1.07, if a Participant terminates his employment for any reason other than death or normal retirement, he will be entitled to a termination benefit equal to (i) the vested percentage(s) of the value of the Matching and Employer Contributions to his Account, as adjusted for income, expense, gain, or loss, such percentage(s) determined in accordance with the vesting schedule(s) selected by the Employer in Section 1.07, and (ii) the value of the Deferral Contributions to his Account as adjusted for income, expense, gain or loss. The amount payable under this Section 7.03 will be subject to the provisions of Section 7.06 and will be distributed in accordance with Article 8. For purposes of the Plan, a termination of employment is a separation from service as defined pursuant to Code Section 409A and regulations thereunder.

7.04. Separate Account. If a distribution from a Participant’s Account has been made to him at a time when he has a nonforfeitable right to less than 100 percent of his Account, the vesting schedule in Section 1.07 will thereafter apply only to amounts in his Account attributable to Matching and Employer Contributions allocated after such distribution. The balance of his Account immediately after such distribution will be transferred to a separate account that will be maintained for the purpose of determining his interest therein according to the following provisions.

At any relevant time prior to a forfeiture of any portion thereof under Section 7.05, a Participant’s nonforfeitable interest in his Account held in a separate account described in the preceding paragraph will be equal to P(AB + (RxD))-(RxD), where P is the nonforfeitable percentage at the relevant time determined under Section 7.05; AB

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is the account balance of the separate account at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance at the relevant time to the account balance after distribution. Following a forfeiture of any portion of such separate account under Section 7.05 below, any balance in the Participant’s separate account will remain fully vested and nonforfeitable.

7.05. Forfeitures. If a Participant terminates his employment, any portion of his Account (including any amounts credited after his termination of employment) not payable to him under Section 7.03 will be forfeited by him.

7.06. Adjustment for Investment Experience. If any distribution under this Article 7 is not made in a single payment, the amount remaining in the Account after the distribution will be subject to adjustment until distributed to reflect the income and gain or loss on the investments in which such amount is treated as invested and any expenses properly charged under the Plan to such amounts.

7.07. Unforeseeable Emergency Withdrawals. Subject to the provisions of Article 8, a Participant shall not be permitted to withdraw his Account (and earnings thereon) prior to retirement or termination of employment, except that, to the extent permitted under Section 1.09, a Participant may apply to the Administrator to withdraw some or all of his Account if such withdrawal is made on account of an unforeseeable emergency as determined by the Administrator in accordance with the requirements of and subject to the limitations provided within Code Section 409A and regulations thereunder.

7.08. Change in Control Distributions. If the Employer has elected to apply Section 1.06(c), then, upon a Change in Control, notwithstanding any other provision of the Plan to the contrary, all Participants shall have a nonforfeitable right to receive the entire amount of their account balances under the Plan. All distributions due to a Change in Control shall be paid out to Participants as soon as administratively practicable, except that any such distribution to a Key Employee who has terminated employment pursuant to Section 7.03 shall not be earlier than the 1st day of the seventh month following that Key Employee’s termination of employment.

Article 8. Distribution of Benefits.

8.01. Form of Distribution of Benefits to Participants and Beneficiaries. The Plan provides for distribution as a lump sum to be paid in cash on the date specified by the Employer in Section 1.06 pursuant to the method provided in Section 8.02. If elected by the Employer in Section 1.10 and specified in the Participant’s deferral election, the distribution will be paid through a systematic withdrawal plan (installments) for a time period not exceeding 10 years beginning on the date specified by the Employer in Section 1.06.

8.02. Events Requiring Distribution of Benefits to Participants and Beneficiaries.

(a) If elected by the Employer in Section 1.06(a), the Participant will receive a distribution upon the earliest of the events specified by the Employer in Section 1.06(a), subject to the provisions of Section 7.08, and at the time indicated in Section 1.06(a)(2). If the Participant dies before any event in Section 1.06(a) occurs, the Participant shall be considered to have terminated employment and the Participant’s benefit will be paid to the Participant’s Beneficiary in the same form and at the same time as it would have been paid to the Participant pursuant to this Article 8.

(b) If elected by the Employer in Section 1.06(b), the Participant will receive a distribution of all amounts not deferred pursuant to Section 1.06(b)(1)(B) (and earnings attributable to those amounts) upon termination of employment, subject to the delay applicable to Key Employees described therein, as applicable. If elected by the Employer in Section 1.06(b)(1)(B), the Participant shall have the election to receive distributions of amounts deferred pursuant to Section 4.01 (and earnings attributable to those amounts) after a date specified by the Participant in his deferral election which is at least 12 months after the first day of the calendar year in which such amounts would be earned. Amounts distributed to the Participant pursuant to Section 1.06(b) shall be distributed at the time indicated in Section 1.06(b)(2). Subject to the provisions of Section 7.08, the Participant shall receive a distribution in the form provided in Section 8.01. If the Participant dies before any event in Section 1.06(a) occurs, the Participant shall be considered to have terminated employment and the Participant’s benefit will be paid to the Participant’s Beneficiary in the same form and at the same time as it would have been paid to the Participant pursuant to this Article 8. However, if the Participant dies before the date specified by the Participant in an election pursuant to Section 1.06(b)(1)(B), then the Participant’s benefit shall be paid to the Participant’s Beneficiary in the form provided in Section 8.01 as if the Participant had elected to be paid at termination of employment.

8.03. Determination of Method of Distribution. The Participant will determine the method of distribution of benefits to himself and his Beneficiary, subject to the provisions of Section 8.02. Such determination will be made at the time the Participant makes a deferral election. A Participant’s election cannot be altered, except, if elected by the Employer in Section 1.10(b), if the Participant’s balance falls below the level described in regulations under Code Section 409A, the Participant’s benefit payable due to termination of employment will be distributed in a lump sum rather than installments.

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(a) When Section 1.06(a) has been elected by the Employer. The distribution period specified in a Participant’s first deferral election specifying distribution under a systematic withdrawal plan shall apply to all subsequent elections of distributions under a systematic withdrawal plan made by the Participant. Once a Participant has made an election for the method of distribution, that election shall be effective for all contributions made on behalf of the Participant attributable to any Plan Year after that election was made and before the Plan Year for which that election has been altered in the manner prescribed by the Administrator. If the Participant does not designate in the manner prescribed by the Administrator the method of distribution, such method of distribution shall be a lump sum at termination of employment.

(b) When Section 1.06(b) has been elected by the Employer. The distribution period for distributions under a systematic withdrawal plan shall be specified in each Participant’s contribution election selecting payments under a systematic withdrawal plan. If the Participant does not designate in the manner prescribed by the Administrator the method of distribution, such method of distribution for all such contributions shall be a lump sum at termination of employment.

8.04. Notice to Trustee. The Administrator will notify the Trustee, pursuant to the method stated in the Trust Agreement for providing direction, whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Administrator’s notice shall indicate the form, amount and frequency of benefits that such Participant or Beneficiary shall receive.

8.05. Time of Distribution. In no event will distribution to a Participant be made later than the date specified by the Participant in his salary reduction agreement. All distributions will be made as soon asadministratively feasible following the distribution date specified in Section 1.06 or Section 7.08, if applicable.

Article 9. Amendment and Termination.

9.01 Amendment by Employer. The Employer reserves the authority to amend the Plan by filing with the Trustee an amended Adoption Agreement, executed by the Employer only, on which said Employer has indicated a change or changes in provisions previously elected by it. Such changes are to be effective on the effective date of such amended Adoption Agreement. Any such change notwithstanding, no Participant’s Account shall be reduced by such change below the amount to which the Participant would have been entitled if he had voluntarily left the employ of the Employer immediately prior to the date of the change. The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy the Code or ERISA. The Employer’s board of directors or other individual specified in the resolution adopting this Plan shall act on behalf of the Employer for purposes of this Section 9.01.

9.02 Retroactive Amendments. An amendment made by the Employer in accordance with Section 9.01 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan and Trust to satisfy the applicable requirements of the Code or ERISA or to conform the Plan to any change in federal law or to any regulations or ruling thereunder. Any retroactive amendment by the Employer shall be subject to the provisions of Section 9.01.

9.03. Termination. The Employer has adopted the Plan with the intention and expectation that contributions will be continued indefinitely. However, said Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without any liability hereunder for any such discontinuance or termination.

9.04. Distribution upon Termination of the Plan. Upon termination of the Plan, no further Deferral, Employer or Matching Contributions shall be made under the Plan, but Accounts of Participants maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan.

Article 10. Miscellaneous.

10.01. Communication to Participants. The Plan will be communicated to all Participants by the Employer promptly after the Plan is adopted.

10 02. Limitation of Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; and in no event will the terms of employment or service of any Participant be modified or in any way affected hereby.

10.03. Nonalienability of Benefits. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law.

10 04. Facility of Payment. In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may disburse such payments, or

9

direct the Trustee to disburse such payments, as applicable, to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefore, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

10.05. Information between Employer and Trustee. The Employer agrees to furnish the Trustee, and the Trustee agrees to furnish the Employer with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code or ERISA and any regulations issued or forms adopted thereunder.

10.06. Notices. Any notice or other communication in connection with this Plan shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

(a) If to the Employer or Administrator, to it at the address set forth in the Adoption Agreement, to the attention of the person specified to receive notice in the Adoption Agreement;

(b) If to the Trustee, to it at the address set forth in the Trust Agreement; or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressor’s then effective notice address.

10.07. Governing Law. The Plan and the accompanying Adoption Agreement will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law principles.

Article 11. Plan Administration.

11.01. Powers and responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

(c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d) To administer the claims and review procedures specified in Section 11.03;

(e) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f) To determine the person or persons to whom such benefits will be paid;

(g) To authorize the payment of benefits;

(h) To comply with any applicable reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

(i) To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(j) By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan;

11.02. Nondiscriminatory Exercise of Authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

11.03. Claims and Review Procedures.

(a) Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, including a statement of the such person’s right to bring a civil action under Section 502(a) of ERISA following as adverse determination upon review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).

10

If the claim concerns disability benefits under the Plan, the Plan Administrator must notify the claimant in writing within 45 days after the claim has been filed in order to deny it. If special circumstances require an extension of time to process the claim, the Plan Administrator must notify the claimant before the end of the 45-day period that the claim may take up to 30 days longer to process. If special circumstances still prevent the resolution of the claim, the Plan Administrator may then only take up to another 30 days after giving the claimant notice before the end of the original 30-day extension. If the Plan Administrator gives the claimant notice that the claimant needs to provide additional information regarding the claim, the claimant must do so within 45 days of that notice.

(b) Review Procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. This written request may include comments, documents, records, and other information relating to the claim for benefits. The claimant shall be provided, upon the claimant’s request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. If the initial claim was for disability benefits under the Plan and has been denied by the Plan Administrator, the claimant will have 180 days from the date the claimant received notice of the claim’s denial in which to appeal that decision. The review will be handled completely independently of the findings and decision made regarding the initial claim and will be processed by an individual who is not a subordinate of the individual who denied the initial claim. If the claim requires medical judgment, the individual handling the appeal will consult with a medical professional whom was not consulted regarding the initial claim and who is not a subordinate of anyone consulted regarding the initial claim and identify that medical professional to the claimant.

The Plan Administrator shall provide the claimant with written notification of a plan’s benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant – the specific reason or reasons for the adverse determinations, reference to the specific plan provisions on which the benefit determination is based, a statement that the claimant is entitled to receive, upon the claimant’s request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

11

The CORPORATEplan for RetirementSM
EXECUTIVE PLAN

Adoption Agreement

IMPORTANT NOTE

This document has not been approved by the Department of Labor, the Internal Revenue Service or any other governmental entity. An Adopting Employer must determine whether the plan is subject to the Federal securities laws and the securities laws of the various states. An Adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management of highly compensated employees” under the Employee Retirement Income Security Act with respect to the Employer’s particular situation. Fidelity Management Trust Company, its affiliates and employees cannot and do not provide legal or tax advice in connection with this document. This document does not constitute legal or tax advice and is not intended or written to be used, and it cannot be used by any taxpayer, for the purposes of avoiding penalties that may be imposed on the taxpayer. This document should be reviewed by the Employer’s Attorney prior to adoption.

ADOPTION AGREEMENT
ARTICLE 1

1.01           PLAN INFORMATION

(a)                   Name of Plan:

This is the Regis Corporation Executive Retirement Savings Plan (the “Plan”).

(b)                   Name of Plan Administrator, if not the Employer:

Address:

Phone Number:

The Plan Administrator is the agent for service of legal process for the Plan.

(c)                    Plan Year End is December 31.

(d)                   Plan Status (check one):

(1)                     ☐                            Effective Date of new Plan:

(2)                     ☒                          Amendment Effective Date: 03/01/2007

Amendment to merge the Regis Corporation Executive Profit Sharing Plan into the Regis Corporation Nonqualified Deferred Salary Plan

The original effective date of the Nonqualified Deferred Salary Plan: 7/24/1988

The original effective date of the Executive Profit Sharing Plan: 7/1/1992

1.02           EMPLOYER

(a)	The Employer is:	Regis Corporation

	Address:	7201 Metro Boulevard
Edina, MN 55439
	Contact’s Name:	Maura Shaffer
	Telephone Number:	(952) 947-7675

(1)               Employer’s Tax Identification Number: 41-0749934

(2)               Business form of Employer (check one):

(A)    ☒      Corporation (Other than a Subchapter S corporation)

(B)    ☐          Other (e.g., Subchapter S corporation, partnership, sole proprietor)

(3)                     Employer’s fiscal year end: 6/30

(b)                   The term “Employer” includes the following Related Employer(s) (as defined in Section 2.01(a)(24)):

All Related Employers, as defined in Section 2.01(a)(24).

1.03           COVERAGE

(a)                   The following Employees are eligible to participate in the Plan:

(1)     ☐                         Only those Employees listed in Attachment A will be eligible to participate in the Plan.

(2)     ☒                        Only those Employees in the eligible class described below will be eligible to participate in the Plan:

All Company officers and all Highly Compensated Employees, as defined in Code Section 414(q), except those who the Administrator determines would not be considered a member of a select group of management or a highly compensated employee within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

(3)     ☐                          Only those Employees described in the Board of Directors Resolutions attached hereto and hereby made a part hereof will be eligible to participate in the Plan.

(b)                   The Entry Date(s) shall be (check one):

(1)                     ☐                    each January 1.

(2)                     ☐                    each January 1 and each July 1.

(3)                     ☐                    each January 1 and each April 1, July 1 and October 1.

(4)                     ☐                    the first day of each month.

(5)                     ☒                  immediate upon meeting the eligibility requirements specified in Subsection 1.03(a).

1.04           COMPENSATION

For purposes of determining Contributions under the Plan, Compensation shall be as defined (check (a) or (b) below, as appropriate):

(a)         ☒                        in Section 2.01(a)(8), (check (1) or (2) below, if and as appropriate)):

(1)                     ☒                          but excluding (check the appropriate box(es)):

(A)     ☒                                         Overtime Pay.

(B)     ☐                                            Bonuses.

(C)   ☒         Commissions.

(D)   ☒         The value of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income.

(E)   ☒          The following:

Severance Pay, Third Party Payments of Sick Pay

(2)                     ☐                            except as otherwise provided below:

(b)     ☐                            in the                       Plan maintained by the Employer to the extent it is in excess of the limit imposed under Code Section 401(a)(17).

1.05           CONTRIBUTIONS

(a)                   Employee contributions (Complete all that apply)

(1)                    ☒                          Deferral Contributions. The Employer shall make a Deferral Contribution in accordance with, and subject to, Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the calendar year (or portion of the calendar year) in question, not to exceed 100% of Compensation, exclusive of any Bonus.

(2)                    ☒                          Bonus Contributions. The Employer requires Participants to enter into a special salary reduction agreement to make Deferral Contributions of any percentage of Employer paid cash Bonuses, up to 100% of such Bonuses. (The Compensation definition elected by the Employer in Section 1.04 must include Bonuses if Bonus contributions are permitted.)

(b)     ☒                 Matching Contributions (Choose (1) or (2) below, and (3) below, as applicable.)

SEE AMENDMENT

(1)                  ☒                          The Employer shall make a Matching Contribution on behalf of each Participant in an amount equal to the following percentage of a Participant’s Deferral Contributions during the Plan Year (check one):

(A)     ☐          50%

(B)     ☐          100%

(C)     ☐                  %

(D)     ☐                         (Tiered Match)                 % of the first                 % of the Participant’s Compensation contributed to the Plan.

(E)     ☐                           The percentage declared for the year, if any, by a Board of Directors’ resolution.

(F)     ☐                           Other:

(2)                  ☐                            Matching Contribution Offset. For each Participant who has made 401(k) Deferrals at least equal to the maximum under Code Section 402(g) or, if less, the maximum permitted under the Qualified Plan, the Employer shall make a Matching Contribution for the calendar year equal to (A) minus (B) below:

(A)             The 401(m) Match that the Participant would have received under the Qualified Plan for such calendar year on the sum of the Participant’s

Deferral Contributions and the Participant’s 401(k) Deferrals if no limits otherwise imposed by tax law applied to 401(m) Match and deeming the Participant’s Deferral Contributions to be 401(k) Deferrals.

(B)                 The 401(m) Match actually allocated to such Participant under the Qualified Plan for the calendar year.

For purposes of this Section 1.05(b): “Qualified Plan” means the Plan; “401(k) Deferrals” means contributions under the Qualified Plan’s cash or deferred arrangement as defined in Code Section 401(k); and “401(m) Match” means a matching contribution as defined in Code Section 401(m).

(3)     ☒                                                      Matching Contribution Limits (check the appropriate box(es)):

SEE AMENDMENT

(A)     ☐                         Deferral Contributions in excess of            % of the Participant’s Compensation for the period in question shall not be considered for Matching Contributions.

Note:   If the Employer elects a percentage limit in (A) above and requests the Trustee to account separately for matched and unmatched Deferral Contributions, the Matching Contributions allocated to each Participant must be computed, and the percentage limit applied, based upon each period.

(B)     ☐                         Matching Contributions for each Participant for each Plan Year shall be limited to $.

(4)                                                                                         Eligibility Requirement(s) for Matching Contributions. A Participant who makes Deferral Contributions during the Plan Year under Section 1.05(a) shall be entitled to Matching Contributions for that Plan Year if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (B) and (C) may not be elected together):

(A)                  ☐                    Is employed by the Employer on the last day of the Plan Year.

(B)                  ☐                    Earns at least 500 Hours of Service during the Plan Year.

(C)                  ☐                    Earns at least 1,000 Hours of Service during the Plan Year.

(D)                  ☐                    Other:

(E)                    ☒                  No requirements.

Note: If option (A), (B) or (C) above is selected, then Matching Contributions can only be made by the Employer after the Plan Year ends. Any Matching Contribution made before Plan Year end shall not be subject to the eligibility requirements of this Section 1.05(b)(3)).

(c)                     Employer Contributions

SEE AMENDMENT

(1)     ☐                          Fixed Employer Contributions. The Employer shall make an Employer Contribution on behalf of each Participant in an amount determined as described below (check at least one):

(A)     ☐                   In an amount equal to               % of each Participant’s Compensation each Plan Year.

(B)     ☐                   In an amount determined and allocated as described below:

(C)     ☐                   In an amount equal to (check at least one):

(i.)    ☐                             Any profit sharing contribution that the Employer would have made on behalf of the Participant under the following qualified defined contribution plan but for the limitations imposed by Code Section 401(a)(17):

(ii.)   ☐                             Any contribution described in Code Section 401(m) that the Employer would have made on behalf of the Participant under the following qualified defined contribution plan but for the limitations imposed by Code Section 401(a)(17):

(2)     ☒                        Discretionary Employer Contributions. The Employer may make Employer Contributions to the accounts of Participants in any amount, as determined by the Employer in its sole discretion from time to time, which amount may be zero.

(3)                                                      Eligibility Requirement(s) for Employer Contributions. A Participant shall only be entitled to Employer Contributions under Section 1.05(c)(1) for a Plan Year if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (B) and (C) may not be elected together):

(A)  ☐                Is employed by the Employer on the last day of the Plan Year.

(B)  ☐                Earns at least 500 Hours of Service during the Plan Year.

(C)  ☐                Earns at least 1,000 Hours of Service during the Plan Year.

(D)  ☐                Other:

(E)  ☐                  No requirements.

1.06           DISTRIBUTION DATES

Distribution from a Participant’s Account pursuant to Section 8.02 shall begin upon the following date(s) (check either (a) or (b); check (c), if desired):

(a)     ☐                          Non-Class Year Accounting (complete (1) and (2)).

(1)                    The earliest of termination of employment with the Employer (see Plan Section 7.03) and the following event(s) (check appropriate box(es); if none selected, all distributions will be upon termination of employment):

(A)  ☐                                  Attainment of Normal Retirement Age (as defined in Section 1.07(f)).

(B)  ☐                                  Attainment of Early Retirement Age (as defined in Section 1.07(g)).

(C)  ☐                                  The date on which the Participant becomes disabled (as defined in Section 1.07(h)).

(2)                    Timing of distribution (check either (A) or (B)).

(A)  ☐                                The distribution of the Participant’s Account will be begin in the month following the event described in (a)(1) above, however, if the event is termination of employment, then such distribution will begin as soon as practicable on or after the 1st day of the seventh calendar month following such separation if the Participant was a Key Employee.

(B)  ☐                                The distribution of the Participant’s Account will begin as soon as administratively feasible in the calendar year following distribution event described in (a)(1) above, provided however, that if the event is termination of employment, in no event will such distribution begin earlier than the 1st day of the seventh calendar month following such separation if the Participant was a Key Employee.

(b)     ☒                               Class Year Accounting (complete (1) and (2)).

SEE AMENDMENT

(1)                    Upon (check at least one; (A) must be selected if plan has contributions pursuant to section l.05(b) or (c)):

(A)    ☒                        Termination of employment with the Employer (see Plan Section 7.03); provided however, that if the event is termination of employment, in no event will such distribution begin earlier than the 1st day of the seventh calendar month following such separation if the Participant was a Key Employee.

(B)    ☒                        The date elected by the Participant, pursuant to Plan Section 8.02, and subject to the restrictions imposed in Plan Section 8.02 with respect to future Deferral Contributions, in which event such date of distribution must be at least one year after the date such Deferral Contribution would have been paid to the Participant in cash in the absence of the election to make the Deferral Contribution.

(2)                    Timing of distribution subject to Subsection (b)(1)(A) above (check either (A) or (B)).

SEE AMENDMENT

(A)  ☒                              The Distribution of the Participant’s Account will begin        (specify month and day) following the event described in (b)(1) above.

(B)  ☐                                 The Distribution of the Participant’s Account will begin        (specify month and day) of the calendar year following the event described in (b)(1) above.

(c)  ☒                                         Upon a Change of Control in accordance with Plan Section 7.08.

Note: Internal Revenue Code Section 280G could impose certain, adverse tax consequences on both Participants and the Employer as a result of the application of this Section 1.06(c). The Employer should consult with its attorney prior to electing to apply Section 1.06(c).

1.07                                     VESTING SCHEDULE

 (a)                 The Participant’s vested percentage in Matching Contributions elected in Section 1.05(b) shall be based upon the schedule(s) selected below.

                     (1)  ☐                         N/A - No Matching Contributions

                     (2)  ☒                       100% Vesting immediately

                     (3)  ☐                         3 year cliff (see C below)

                     (4)  ☐                         5 year cliff (see D below)

                     (5)  ☐                         6 year graduated (see E below)

                     (6)  ☐                         7 year graduated (see F below)

                     (7)  ☐                         G below

                     (8)  ☐                         Other (Attachment “B”)

Years of
Service for	Vesting Schedule
Vesting	C	D	E	F	G
0	0%	0%	0%	0%
1	0%	0%	0%	0%
2	0%	0%	20%	0%
3	100%	0%	40%	20%
4	100%	0%	60%	40%
5	100%	100%	80%	60%
6	100%	100%	100%	80%
7	100%	100%	100%	100%	100%

(b)                                 The Participant’s vested percentage in Employer Contributions elected in Section 1.05(c) shall be based upon the schedule(s) selected below.

(1) ☐ N/A - No Employer Contributions

(2) ☐ 100% Vesting immediately

(3) ☐ 3 year cliff (see C below)

(4) ☐ 5 year cliff (see D below)

(5) ☒ 6 year graduated (see E below)

(6) ☐ 7 year graduated (see F below)

(7) ☐ G below

(8) ☐ Other (Attachment “B”)

Years of Service for	Vesting Schedule
Vesting	C	D	E	F	G
0	0%	0%	0%	0%
1	0%	0%	0%	0%
2	0%	0%	20%	0%
3	100%	0%	40%	20%
4	100%	0%	60%	40%
5	100%	100%	80%	60%
6	100%	100%	100%	80%
7	100%	100%	100%	100%	100%

(c)     ☐        Years of Service for Vesting shall exclude (check one):

(1)  ☐                for new plans, service prior to the Effective Date as defined in Section 1.01(d)(1).

(2)  ☐                for existing plans converting from another plan document, service prior to the original Effective Date as defined in Section 1.01(d)(2).

(d)     ☐                           A Participant will forfeit his Matching Contributions and Employer Contributions upon the occurrence of the following event (s):

(e)                                                       A Participant will be 100% vested in his Matching Contributions and Employer Contributions upon (check the appropriate box(es), if any; if 1.06(c) is selected, Participants will automatically vest upon Change of Control as defined in Section 1.12):

(1) ☒   Normal Retirement Age (as defined in Section 1.07(f)).

(2) ☐   Early Retirement Age (as defined in Section 1.07(g)).

(3) ☒   Death.

(4) ☒   The date on which the Participant becomes disabled, as determined under Section 1.07(h)of the Plan.

(f)                      Normal Retirement Age under the Plan is (check one):

SEE AMENDMENT

(1) ☐             age 65.

(2) ☐             age         (specify from 55 through 64).

(3) ☐             the later of age           (cannot exceed 65) or the fifth anniversary of the Participant’s Commencement Date.

If no box is checked in this Section 1.07(f), then Normal Retirement Age is 65.

(g) ☐  Early Retirement Age is the first day of the month after the Participant attains age       (specify 55 or greater) and completes           Years of Service for Vesting.

(h) ☒  A Participant is considered disabled when that Participant (check one):

(1)     ☐                             is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(2)     ☒                           is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

1.08                        PREDECESSOR EMPLOYER SERVICE

☐                       Service for purposes of vesting in Section 1.07(a) and (b) shall include service with the following employer(s):

1.09                        UNFORESEEABLE EMERGENCY WITHDRAWALS

Participant withdrawals for unforeseeable emergency prior to termination of employment (check one):

(a)   ☒                                                 will be allowed in accordance with Section 7.07, subject to a $10,000 minimum amount. (Must be at least $1,000)

(b)   ☐                                                will not be allowed.

1.10           DISTRIBUTIONS

Subject to Articles 7 and 8 distributions under the Plan are always available as a lump sum. Check below to allow distributions in installment payments:

SEE AMENDMENT

☐                      under a systematic withdrawal plan (installments) not to exceed 10 years which (check one if box for this Section is selected):

(a)                   ☐               will not be accelerated, regardless of the Participant’s Account balance.

(b)                   ☐               will be accelerated to a lump sum distribution in accordance with Section 8.03.

1.11           INVESTMENT DECISIONS

(a)                    Investment Directions

Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed (check one):

(1)  ☐                                           by the Employer among the options listed in (b) below.

(2)  ☒                                         by each Participant among the options listed in (b) below.

(3)  ☐                                           in accordance with investment directions provided by each Participant for all contribution sources in a Participant’s Account except the following sources shall be invested as directed by the Employer (check (A) and/or (B)):

(A) ☐                                        Nonelective Employer Contributions

(B) ☐                                        Matching Employer Contributions

The Employer must direct the applicable sources among the same investment options made available for Participant directed sources listed in the Service Agreement.

(b)                   Plan Investment Options

Participant Accounts will be treated as invested among the Investment Funds listed in the Service Agreement from time to time pursuant to Participant and/or Employer directions, as applicable.

Note: The method and frequency for change of investments will be determined under the rules applicable to the selected funds. Information will be provided regarding expenses, if any, for changes in investment options.

1.12           RELIANCE ON PLAN

An adopting Employer may not rely solely on this Plan to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” with respect to the Employer’s particular situation. This Agreement must be reviewed by the Employer’s attorney before it is executed.

This Adoption Agreement may be used only in conjunction with the CORPORATEplan for Retirement Executive Plan Basic Plan Document.

EXECUTION PAGE
(Fidelity’s Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 20th day of February, 2007.

Employer	Regis Corporation

By	/s/ Eric A. Bakken
Eric A. Bakken

Title	Senior Vice President and General Counsel

Employer

By

Title

EXECUTION PAGE
(Employer’s Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 20th day of February, 2007.

Employer	Regis Corporation

By	/s/ Eric A. Bakken
Eric A. Bakken

Title	Senior Vice President and General Counsel

Employer

By

Title

Attachment A

Pursuant to Section 1.03(a), the following are the Employees who are eligible to participate in the Plan:

Employer	Regis Corporation

By	/s/ Eric A. Bakken
Eric A. Bakken

Title	Senior Vice President and General Counsel

Date	February 20, 2007

Note:      The Employer must revise Attachment A to add Employees as they become eligible or delete Employees who are no longer eligible. Attachment A should be signed and dated every time a change is made.

Attachment B

(a)         ☐ The Participant’s vested percentage in Matching Contributions elected in Section 1.05(b) shall be based upon the following schedule:

(b)         ☐ The Participant’s vested percentage in Employer Contributions elected in Section 1.05(c) shall be based upon the following schedule:

AMENDMENT No. 4

TO THE REGIS CORPORATION

NON-QUALIFIED DEFERRED SALARY PLAN

WHEREAS, the Corporation maintains each of the Regis Corporation Non-Qualified Deferred Salary Plan (the “Deferred Salary Plan”) and the Regis Corporation Executive Profit Sharing Plan (the “Profit Sharing Plan”) (collectively, the “Non-Qualified Plans”), each a nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of ERISA; and

WHEREAS, the Corporation has by corporate action, amended and restated the Deferred Salary Plan through the adoption of the Fidelity CORPORATEplan for Retirement Executive Plan in accordance with the terms of the Fidelity Basic Plan Document and the related Adoption Agreement; and

WHEREAS, the Corporation has by corporate action, effective as of March 1, 2007 approved the merger of the Profit Sharing Plan into the Deferred Salary Plan (as combined, the “Plan”); and

WHEREAS, the Corporation would like to (1) amend the Deferred Salary Plan to (A) reflect the merger of the Profit Sharing Plan into such plan and to (B) change the name of the merged plan to the “Regis Corporation Executive Retirement Savings Plan”, and (2) pursuant to the guidance provided under Section XI.C. of the Preamble to the Proposed Regulations under Code Section 409A, permit Plan participants to make an election (or change a prior election) as soon as administratively feasible following the merger to designate the form of distribution for their Profit Sharing subaccount; provided, however, that any such election: (i) is made no later than December 31, 2007, (ii) may apply only to amounts that would not otherwise be payable in 2007, and (iii) may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007; and

WHEREAS, Section 9.01 of the Deferred Salary Plan provides that the Corporation may amend the Plan at any time.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Corporation by Section 9.01 of the Deferred Salary Plan and pursuant to the authority delegated to the undersigned, effective as of March 1, 2007, the Deferred Salary Plan be and hereby is amended as follows:

1.                                      Section 1.04(a) is amended by selecting option (2) and adding the following language:

                                                (A)                              To the extent that a Participant does not elect to make a Bonus Contribution pursuant to Section 1.05(a)(2), Compensation shall also exclude Bonuses.

                                                (B)                                For purposes of calculating the amount of the Employer Contribution to be credited to a Participant’s account, Compensation shall be as defined under Section 1.04(a)(1), but shall in all events exclude Bonuses and shall exclude the Employer match on contributions made by the Participant to the Regis Corporation Contributory Stock Purchase Plan.

2.                                       Section 1.05(b)(1) is deleted in its entirety and replaced with the following:

The Employer shall make a Matching Contribution on each Bonus Contribution made by a Participant who is an officer of the Corporation pursuant to Section 1.05(a)(2) in an amount equal to the following percentage of the officer’s Section 1.05(a)(2) Bonus Contribution for the applicable period:

Senior Vice Presidents – 25%
Chief Operating Officers – 20%
Vice Presidents – 10%

3.                                       Section 1.05(b)(3)(A) is deleted in its entirety and replaced with the following:

Bonus Contributions in excess of $100,000 for the applicable period shall not be considered for Matching Contributions.

4.                                       Section 1.05(c) shall be amended by electing option (2) and inserting the following two new sentences to the end thereof: “All Employer Contributions shall be based on, and calculated on, the Employer’s fiscal year, July 1 through June 30.”

5.                                       Section 1.05(c)(3) shall be elected and thereafter amended by (i) replacing the reference to 1.05(c)(1) with 1.05(c)(2); (ii) electing 1.05(c)(3)(A), deleting the text in its entirety and replacing it with the following: “Is employed by the Employer on the last day of the fiscal year to which the Employer Contribution relates”; (iii) selecting 1.05(c)(3)(C) but deleting “Plan Year” and replacing it with “the fiscal year to which the Employer Contribution relates”; and (iv) electing item D and adding the following language:  “Has completed a Year of Service with the Employer.”

6.                                       Section 1.06(b)(1)(B) shall be amended by (i) adding the following proviso to the beginning of such subsection: “For Deferral Contributions and Employer Matching Contributions only,”; and (ii) adding the following sentence to the end of such subsection: “Participants shall not be entitled to elect a date for distribution of Employer Contributions credited to their Profit Sharing subaccount; such amounts shall be paid under Section (b)(1)(A) above, at termination of employment.”

7.                                       Section 2.01(a)(5) shall be amended by adding the following to the end of such subsection: “, but excluding (i) any discretionary, unscheduled bonus award made to a Participant who is not an officer of the Corporation, and (ii) any other remuneration paid by the Employer or a Related Employer, including without limitation, base salary, overtime, net commissions, the value of stock options, stock appreciation rights or restricted stock, allowances for expenses (e.g., moving, travel, auto) or fringe benefits, but including any amount which would be included in the definition of Bonus but for the Participant’s election to defer some or all of such Participant’s Bonus pursuant to Section 1.05(a)(2) of this Plan.”

8.                                       Section 3.01 shall be amended by deleting it in its entirety and replacing it with the following:  “An eligible Employee (as set forth in Section 1.03(a)) will become a Participant in the Plan on the first Entry Date coincident with the date on which such eligible Employee becomes eligible to participate in the Plan, irrespective of whether such eligible Employee has filed an election pursuant to Section 4.01.”

9.                                       Section 4.01 shall be amended by moving the last sentence thereof to create a new Section 4.05 titled “Special Elections” but replacing such sentence with the following new language:  “Notwithstanding anything herein to the contrary, Participants shall be permitted to make new elections in accordance with the guidance provided under IRS Notice 2005-1, Q&A-19(c) and Section XI.C. of the Preamble to the Section 409A Proposed Regulations, provided that any such election is made no later than December 31, 2006 or December 31, 2007, as applicable and provided that any such election may not apply to amounts that would otherwise be payable in 2006 or 2007 respectively and may not cause an amount to be paid in 2006 or 2007 that would not otherwise be payable in 2006 or 2007 respectively.”

10.                                 Section 8.03 shall be amended by deleting the third sentence thereof and replacing it with the following: “A Participant’s election cannot be altered except as provided under Section 1.10(b), Section 4.05 or Section 8.06.”

11.                                 Section 8.03(b) shall be amended by adding the following new second sentence to such Section:  “A Participant shall be permitted to elect a separate distribution period with respect to each of the Deferral Contributions, Bonus Contributions, Matching Contributions or Employer Contributions (as applicable) made on behalf of such Participant for each applicable year.”

12.                                 Section 8.05 shall be deleted in its entirety and replaced with the following:

8.05                        Time of Distribution.  Distribution of a Participant’s Deferral Contributions, Bonus Contributions and Matching Contributions will be made as soon as administratively feasible following the date specified by the Participant in his deferral election.  Subject to Section 8.02, a Participant’s Profit Sharing subaccount will be distributed upon the Participant’s termination of employment with the Employer.  All distributions will be made as soon as administratively feasible following the distribution date specified in Section 1.06 or Section 7.08, if applicable; provided, however, that a distribution date may be adjusted as required by applicable law, including without limitation that, where required by Code Section 409A and the regulations promulgated thereunder, distributions to Key Employees that are due to termination of employment will begin as soon as practicable on or after the first day of the seventh calendar month following such Key Employee’s separation.

TRUST AGREEMENT

Between

Regis Corporation

And

FIDELITY MANAGEMENT TRUST COMPANY

Regis Corporation Executive Retirement Savings Plan

TRUST

Dated as of March 1, 2007

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13		Insolvency of Sponsor	9

14		Amendment or Modification	10

15		Electronic Services	10

16		General	11

	(a)	Performance by Trustee, its Agents or Affiliates	11
	(b)	Entire Agreement	11
	(c)	Waiver	11
	(d)	Successors and Assigns	11
	(e)	Partial Invalidity	11
	(f)	Section Headings	12

17		Assignment	12

18		Force Majeure	12

19		Confidentiality	12

20		Governing Law	13

	(a)	Massachusetts Law Controls	13
	(b)	Trust Agreement Controls	13

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TRUST AGREEMENT, dated as of March 1, 2007, between Regis Corporation, a Minnesota Corporation, having an office at 7201 Metro Boulevard, Edina, MN 55439 (the “Sponsor”), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).

WITNESSETH:

WHEREAS, the Sponsor is the sponsor of the Regis Corporation Executive Retirement Savings Plan (the “Plan”); and

WHEREAS, the Sponsor wishes to establish an irrevocable trust and to contribute to the trust assets that shall be held therein, subject to the claims of Sponsor’s creditors in the event of Sponsor’s Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”); and

WHEREAS, it is the intention of the Sponsor to make contributions to the trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and

WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Sponsor; and

WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

WHEREAS, Regis Corporation (the “Administrator”) is the administrator of the Plan; and

WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

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1    Definitions

The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a)                                  “Administrator” shall mean, with respect to the Plan, the person or entity which is the “administrator” of such Plan.

(b)                                 “Agreement” shall mean this Trust Agreement, as the same may be amended and in effect from time to time.

(c)                                  “Business Day” shall mean any day on which the New York Stock Exchange (NYSE) is open.

(d)                                 “Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(e)                                  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(f)                                    “Fidelity Mutual Fund” shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

(g)                                 “Mutual Fund” shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

(h)                                 “Non-Fidelity Mutual Fund” shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

(i)                                     “Participant” shall mean, with respect to the Plan, any employee (or former employee) with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

(j)                                     “Permissible Investment” shall mean the investments specified by the Employer as available for investment of assets of the Trust and agreed to by the Trustee and the Prototype Sponsor. The Permissible Investments under the Plan shall be listed in the Service Agreement.

(k)                                  “Plan” shall mean the Regis Corporation Executive Retirement Savings Plan.

(l)                                     “Reconciliation Period” shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

(m)                               “Reporting Date” shall mean the last day of each calendar quarter, the date as of which the Trustee resigns or is removed pursuant to this Agreement and the date as of which this Agreement terminates pursuant to Section 9 hereof.

(n)                                 “Service Agreement” shall mean the agreement between the Trustee and the Sponsor for the Trustee, through certain affiliates and related companies, to provide administrative and recordkeeping services for the Plan.

(o)                                 “Sponsor” shall mean Regis Corporation, a Minnesota corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(p)                                 “Trust” shall mean the Regis Corporation Executive Retirement Savings Plan Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

(q)                                 “Trustee” shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business. The term Trustee shall also include any successor trustee appointed pursuant to this agreement to the extent such successor agrees to serve as Trustee under this Agreement.

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2   Trust

(a)               Establishment

The Sponsor hereby establishes the Trust, with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

(b)               Grantor Trust

The Trust is intended to be a grantor trust, of which the Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, as amended, and shall be construed accordingly.

(c)               Trust Assets

The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Sponsor and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Sponsor. Any assets held by the Trust will be subject to the claims of the Sponsor’s general creditors under federal and state law in the event of Insolvency, as defined in this Agreement.

(d)               Non-Assignment

Benefit payments to Participants and their beneficiaries funded under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

3   Payments to Sponsor

Except as provided under this Agreement, the Sponsor shall have no right to retain or divert to others any of the Trust assets before all payment of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plan.

4   Disbursements

(a)               Directions from Administrator

(i)                                     If it is indicated in the Service Agreement that the Trustee will make distributions of Plan benefits directly to Participants and beneficiaries, the Trustee shall disburse monies to Participants and their beneficiaries for benefit payments in the amounts that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Administrator’s direction complies with

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the terms of the Plan or of any applicable law. The Trustee shall be responsible for Federal or State income tax reporting or withholding with respect to such Plan benefits. The Trustee shall not be responsible for FICA (Social Security and Medicare), any Federal or State unemployment or local tax with respect to Plan distributions.

(ii)                                  If it is indicated in the Service Agreement that the Sponsor shall be responsible for making distributions of benefits to Participants and beneficiaries, then the Trustee shall disburse monies to the Administrator for benefit payments in the amounts that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Administrator’s direction complies with the terms of the Plan or any applicable law. The Trustee shall not be responsible for: (1) making benefit payments to Participants under the Plan, (2) any Federal, State or local income tax reporting or withholding with respect to such Plan benefits, and (3) FICA (Social Security and Medicare) or any Federal or State unemployment tax with respect to Plan distributions.

(b)               Limitations

The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

5   Investment of Trust

(a)               Selection of Investment Options

The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

(b)               Available Investment Options

The Sponsor shall direct the Trustee as to what investment options the Trust shall be invested in (i) during the Reconciliation Period, and (ii) following the Reconciliation Period, subject to the following limitations. The Sponsor may determine to offer as investment options only Permissible Investments as described in the Service Agreement; provided, however, that the Trustee shall not be considered a fiduciary with investment discretion. The Sponsor may add or remove investment options with the consent of the Trustee and upon mutual amendment of the Service Agreement to reflect such additions.

(c)               Investment Directions

In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the Plan, the Sponsor may direct the Trustee in writing to invest the assets held in the Trust to correspond to the hypothetical investments made for Participants in accordance with their direction under the Plan.

(d)               Funding Mechanism

The Sponsor’s designation of available investment options under paragraphs (a) and (b) above, the maintenance of accounts for each Plan Participant and the crediting of investments to such accounts, and the exercise by Participants of any powers relating to investments under this Section 5 are solely for the purpose of providing a mechanism for measuring the obligation of the Sponsor to any particular Participant under the applicable Plan. As further provided in this Agreement, no Participant or beneficiary will have any preferential claim to or beneficial ownership interest in any asset or investment held in the Trust, and the rights of any Participant and his or her beneficiaries under the applicable Plan and this Agreement are solely those of an unsecured general creditor of the Sponsor with respect to the benefits of the Participant under the Plan.

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(e)               Mutual Funds

The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Sponsor as a Plan investment option. Trust investments in Mutual Funds shall be subject to the following limitations:

(i)            Execution of Purchases and Sales

Purchases and sales of Permissible Investments (other than for Exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Permissible Investments shall be made on the same Business Day that the Trustee receives a proper direction if received before market close (generally 4:00 p.m. eastern time); if the direction is received after market close (generally 4:00 p.m. eastern time), the exchange shall be made the following Business Day.

(ii)        Voting

At the time of mailing of notice of each annual or special stockholder’s meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to the Sponsor, together with a voting direction form for return to the Trustee or its designee. The Trustee shall vote the shares held in the Trust in the manner as directed by the Sponsor. The Trustee shall not vote shares for which it has received no corresponding directions from the Sponsor. The Sponsor shall also have the right to direct the Trustee as to the manner in which all shareholder rights, other than the right to vote, shall be exercised. The Trustee shall have no duty to solicit directions from the Sponsor.

(f)                 Trustee Powers

The Trustee shall have the following powers and authority:

(i)                                     Subject to paragraphs (b), (c) and (d) of this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

(ii)                                  To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees, or in the Trustee’s account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

(iii)                               To keep that portion of the Trust in cash or cash balances as the Sponsor or Administrator may, from time to time, deem to be in the best interest of the Trust.

(iv)                              To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

(v)                                 To borrow funds from a bank or other financial institution not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

(vi)                              To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

(vii)                           To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

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(viii)                        To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

6   Recordkeeping and Administrative Services to Be Performed

(a)               General

The Trustee shall perform those recordkeeping and administrative functions described in the Service Agreement attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator’s written directions regarding the Plan’s provisions, guidelines and interpretations.

(b)               Accounts

The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in this Agreement or is terminated as provided in this Agreement. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under applicable law, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

(c)               Inspection and Audit

All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee’s regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each Participant’s accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan’s new recordkeeper such further records as are reasonable, at the Sponsor’s expense.

(d)               Effect of Plan Amendment

The Trustee’s provision of the recordkeeping and administrative services set forth in this Section shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment’s adoption, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

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(e)               Returns, Reports and Information

Except as set forth in the Service Agreement, the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law.

7   Compensation and Expenses

Sponsor shall pay to Trustee, within thirty (30) days of receipt of the Trustee’s bill, the fees for services in accordance with the Service Agreement. All fees for services are specifically outlined in the Service Agreement and are based on any assumptions identified therein.

All reasonable expenses of plan administration as shown on the Service Agreement, as amended from time to time, shall be a charge against and paid from the appropriate plan Participants’ accounts, except to the extent such amounts are paid by the Plan Sponsor in a timely manner.

All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants’ accounts.

8   Directions and Indemnification

(a)               Identity of Administrator

The Trustee shall be fully protected in relying on the fact that the Administrator under the Plan is the individual or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

(b)               Directions from Administrator

Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the manner described in the Service Agreement, provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may be made via electronic data transfer (“EDT”) in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator. The Trustee shall have no responsibility to ascertain any direction’s (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

(c)               Directions from Participants

The Trustee shall not be liable for any loss, which arises, from any Participant’s exercise or non-exercise of rights under this Agreement over the hypothetical assets in the Participant’s accounts.

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(d)               Indemnification

The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys’ fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising solely from the Trustee’s negligence or bad faith.

(e)               Survival

The provisions of this Section 8 shall survive the termination of this Agreement.

9   Resignation or Removal of Trustee

(a)               Resignation and Removal.

(i)                                     The Trustee may resign at any time in accordance with the notice provisions set forth below.

(ii)                                  The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.

(b)               Termination

This Agreement may be terminated at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.

(c)               Notice Period

In the event either party desires to terminate this Agreement or any Services hereunder, the party shall provide at least sixty-(60) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.

(d)               Transition Assistance

In the event of termination of this Agreement, if requested by Sponsor, Fidelity shall assist Sponsor in developing a plan for the orderly transition of the Plan Data, cash and assets then constituting the Trustee and Services provided by Fidelity hereunder to Sponsor or its designee. Fidelity shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. Fidelity shall provide to Sponsor, or to any person designated by Sponsor, at a mutually agreeable time, one file of the Plan Data prepared and maintained by Fidelity in the ordinary course of business, in Fidelity’s format. Fidelity may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.

(e)               Failure to Appoint Successor

If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.

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10   Successor Trustee

(a)               Appointment

If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

(b)               Acceptance

When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

(c)               Corporate Action

Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

11   Resignation, Removal, and Termination Notices

All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor at the address designated in the Service Agreement, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, F7A, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

12   Duration

This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

13   Insolvency of Sponsor

(a)                                  Trustee shall cease disbursement of funds for payment of benefits to Participants and their beneficiaries if the Sponsor is Insolvent. Sponsor shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)                                 All times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Sponsor under federal and state law as set forth below.

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(i)                                     The Board of Directors and the Chief Executive Officer of the Sponsor shall have the duty to inform Trustee in writing of Sponsor’s Insolvency. If a person claiming to be a creditor of the Sponsor alleges in writing to Trustee that Sponsor has become Insolvent, Trustee shall determine whether Sponsor is Insolvent and, pending such determination, Trustee shall discontinue disbursements for payment of benefits to Participants or their beneficiaries.

(ii)                                  Unless Trustee has actual knowledge of Sponsor’s Insolvency, or has received notice from Sponsor or a person claiming to be a creditor alleging that Sponsor is Insolvent, Trustee shall have no duty to inquire whether Sponsor is Insolvent. Trustee may in all events rely on such evidence concerning Sponsor’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Sponsor’s solvency.

(iii)                               If at any time Trustee has determined that Sponsor is Insolvent, Trustee shall discontinue disbursements for payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Sponsor’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of Sponsor with respect to benefits due under the Plan or otherwise.

(iv)                              Trustee shall resume disbursement for the payment of benefits to Plan Participants or their beneficiaries in accordance with this Agreement only after Trustee has determined that Sponsor is not Insolvent (or is no longer Insolvent).

(c)                                  Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to (a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by Sponsor in lieu of the payments provided for hereunder during any such period of discontinuance.

14   Amendment or Modification

This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee.

15   Electronic Services

(a)                                  The Trustee may provide communications and services (“Electronic Services”) and/or software products (“Electronic Products”) via electronic media, including, but not limited to Fidelity Plan Sponsor WebStation. The Sponsor and its agents agree to use such Electronic Services and Electronic Products only in the course of reasonable administration of or participation in the Plan and to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise re disseminate the Electronic Products or Electronic Services or any portion thereof without the Trustee’s written consent, except, in cases where Trustee has specifically notified the Sponsor that the Electronic Products or Services are suitable for delivery to Sponsor’s Participants, for non-commercial personal use by Participants or beneficiaries with respect to their participation in the Plan or for their other retirement planning purposes.

(b)                                 The Sponsor shall be responsible for installing and maintaining all Electronic Products, (including any programming required to accomplish the installation) and for displaying any and all content associated with Electronic Services on its computer network and/or intranet so that such content will appear exactly as it appears when delivered to Sponsor. All Electronic Products and Services shall be clearly identified as originating from the Trustee or its affiliate. The Sponsor shall promptly remove Electronic Products or

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Services from its computer network and/or intranet, or replace the Electronic Products or Services with updated products or services provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.

(c)                                  All Electronic Products shall be provided to the Sponsor without any express or implied legal warranties or acceptance of legal liability by the Trustee, and all Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services. Except as otherwise stated in this Agreement, no rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Products or Services and related material. The Trustee hereby grants to the Sponsor a non-exclusive, non-transferable revocable right and license to use the Electronic Products and Services in accordance with the terms and conditions of this Agreement.

(d)                                 To the extent that any Electronic Products or Services utilize Internet services to transport data or communications, the Trustee will take, and Sponsor agrees to follow, reasonable security precautions, however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted via electronic media by the Sponsor or a third party if it determines that the media does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Products or Services after delivering it to the Sponsor.

16   General

(a)               Performance by Trustee, its Agents or Affiliates

The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including but not limited to Fidelity Investments Institutional Operations Company, Inc. or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

(b)               Entire Agreement

This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

(c)               Waiver

No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

(d)               Successors and Assigns

The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

(e)               Partial Invalidity

If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable,

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shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(f)                 Section Headings

The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

17   Assignment

This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor. All provisions in this Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.

18   Force Majeure

No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.

19   Confidentiality

Both parties to this Agreement recognize that in the course of implementing and providing the services described herein, each party may disclose to the other confidential information. All such confidential information, individually and collectively, and other proprietary information disclosed by either party shall remain the sole property of the party disclosing the same, and the receiving party shall have no interest or rights with respect thereto if so designated by the disclosing party to the receiving party. Each party agrees to maintain all such confidential information in trust and confidence to the same extent that it protects its own proprietary information, and not to disclose such confidential information to any third party without the written consent of the other party. Each party further agrees to take all reasonable precautions to prevent any unauthorized disclosure of confidential information. In addition, each party agrees not to disclose or make public to anyone, in any manner, the terms of this Agreement, except as required by law, without the prior written consent of the other party.

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20 Governing Law

(a)               Massachusetts Law Controls

This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.

(b)               Trust Agreement Controls

The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Plan Sponsor Name:	Regis Corporation

	By:	/s/ Eric A. Bakken

	Name:	Eric A. Bakken

	Title:	Senior Vice President & General Counsel

	Date:	February 20, 2007

FIDELITY MANAGEMENT TRUST COMPANY

By:

Name:

Title:

Date:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Plan Sponsor Name:	Regis Corporation

	By:	/s/ Eric A. Bakken

	Name:	Eric A. Bakken

	Title:	Senior Vice President & General Counsel

	Date:	February 20, 2007

FIDELITY MANAGEMENT TRUST COMPANY

By:

Name:

Title:

Date:

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